SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Assets

Effective August 1, 2007, ITEX Corporation, a Nevada corporation (“ITEX”), acquired from The Intagio Group, Inc., a Delaware corporation (“Intagio”), certain assets and rights of Intagio used in connection with Intagio’s commercial trade exchange marketplace (“Commercial Trade Exchange Business”).

On August 1, 2007, a Current Report was filed on Form 8-K to report the acquisition.  This Amendment No. 1 to the Current Report on Form 8-K/A is being filed in order to include the financial statements of the business acquired and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Audited financial statements of the Commercial Trade Exchange Business as of and for the year ended December 31, 2006, and unaudited financial statements of the Commercial Trade Exchange Business as of and for the six months ended June 30, 2007 are filed herewith beginning on page F-1.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required to be filed pursuant to Item 310 of Regulation S-B as of July 31, 2006 and for the nine months and year ended April 30, 2007 and July 31, 2006, respectively, is filed herewith beginning on page F-22.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of July 25, 2007, between The ITEX Corporation and The Intagio Group, Inc. (1)

10.1	Form of Senior Subordinated Secured Promissory Note of ITEX Corporation to The Intagio Group, Inc. (1)

10.2	Security Agreement (1)

99.1	Press release dated August 1, 2007, announcing the completion of the asset purchase (2)

(1) Incorporated by reference to our Current Report on Form 8-K, as filed on July 30, 2007.

(2) Incorporated by reference to our Current Report on Form 8-K, as filed on August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: October 15, 2007	By:	/s/ Steven White
Steven White Chief Executive Officer

COMMERCIAL TRADE EXCHANGE BUSINESS

FINANCIAL STATEMENTS

December 31, 2006

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
The Intagio Group, Inc.

We have audited the accompanying balance sheet of the Commercial Trade Exchange Business as of December 31, 2006 and the related statements of income and expense and cash flows for the year then ended. These financial statements are the responsibility of The Intagio Group, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Additionally, an audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Commercial Trade Exchange Business at December 31, 2006 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ireland San Filippo, LLP
Ireland San Filippo, LLP
San Mateo, California
October 11, 2007

COMMERCIAL TRADE EXCHANGE BUSINESS
Balance Sheet
December 31, 2006

ASSETS

Current assets:
Accounts receivable, net of allowance for doubtful accounts of $383,878	$225,037

Total current assets	225,037

Property and equipment, net of accumulated depreciation of of $2,916	984

Goodwill	370,986

$597,007

LIABILITIES AND NET INVESTMENT OF PARENT

Current liabilities:
Accrued expenses and other liabilities	$26,124
Deferred revenue	25,660

Total current liabilities	51,784

Commitments and contingencies

Net investment of Parent	545,223

$597,007

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Statement of Income and Expense
For the Year Ended December 31, 2006

Revenues:
Membership fees	$411,170
Service fees	1,192,302
Other revenue	140,847
1,744,319

Operating expenses:
Employee related	581,903
Consulting and outside services	87,606
Telecommunication and technology	217,234
Office expense	128,776
Amortization of intangibles	212,216
Facilities	166,383
1,394,118

Income from operations	350,201

Other income and (expense):
Interest expense	(10,188)
Other income	33,627
23,439

Income before income taxes	373,640

Provision for income taxes	149,000

Net income	$224,640

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Statement of Cash Flows
For the Year Ended December 31, 2006

Cash flows from operating activities:
Net income	$224,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,296
Amortization of intangibles	212,216
Changes in operating assets and liabilities:
Accounts receivable, net	121,725
Accrued expenses and other liabilities	9,334
Deferred revenue	6,918

Net cash provided by operating activities	576,129

Cash flows from financing activities:
Reduction in net investment of Parent	(576,129)

Net cash used in financing activities	(576,129)

Cash, Beginning and End of Year	$-

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Notes to Financial Statements
December 31, 2006

Note 1 - General Information:

The Commercial Trade Exchange Business (“the Company”) represents a substantial majority of customers of the “Intagio Trading Network,” (“Network”) which is a unit of The Intagio Group, Inc. (“Intagio” or the “Parent”). The information contained in the accompanying financial statements represents carved out financial information based on certain Network member relationships, account balances and accounts receivable as defined in the definitive agreement for the sale of the Commercial Trade Exchange Business assets and operations dated July 25, 2007 (“the Agreement”). These financial statements have been prepared from Intagio’s historical accounting records and are presented on a carved out basis to include historical financial position, results of operations and cash flows applicable to the Company. Accordingly, the net investment of Parent is presented in lieu of stockholders’ equity.

Intagio operates a market for non-monetary (barter type) transactions (“Exchange”). The Exchange is an unincorporated association of businesses and professionals (“Members”) who have joined together by means of contractual agreements amongst themselves and the Exchange. The Exchange is a business resource for enterprises aiming to increase their market share by trading goods and services. An Exchange Member can procure goods, services or advertising and pay for these goods with Trade Units (“TU”) acquired from the trade of its own goods and services. The Company generates revenues from cash based service fees, membership fees, and product sales related to the exchange of goods and services from the Network Members defined in the Agreement.

The Network accounts for all non-monetary activity using Trade Units. A TU is nominally equivalent to one US dollar, and for US tax purposes is deemed to be equivalent to one US dollar. The Company does not record TU activity in its financial statements, and only records transactions that are realized into US dollars. Trade Unit balances generated by the Company customers in favor of Intagio were not included in the sale of the Company per the Agreement and remained with Intagio, thus these balances have not been included for disclosure purposes.

The Company is a significant component of Intagio and as such, has not operated independently. Many of the Company’s management and operational functions are shared with Intagio and expenses related to these shared functions have been allocated as described in Note 2, therefore the financial statements may not be indicative of the Company’s standalone performance.

As more fully described in Note 6, the Company was sold to a third party in July 2007.

Note 2 - Summary of Significant Accounting Policies:

Basis of Accounting - The accompanying financial statements are presented in conformity with U.S. generally accepted accounting principles and accounting practices commonly used in the industry. The financial statements of the Company at December 31, 2006 were derived from the audited financial statements of Intagio at that date. The financial statements include certain allocations and adjustments necessary for a fair presentation. Management believes that the allocations are made on a consistent and reasonable basis; however, the financial statements may not necessarily reflect the financial position of the Company if it had been a separate, standalone entity during the period presented. The net investment of Parent represents the net investment in equity of the Company by Intagio. The current year change of the net investment of Parent balance is primarily related to the Company’s current year net income and transactions with Intagio.

Note 2 - Summary of Significant Accounting Policies (continued):

Allocation Methodology - To the extent that an asset, liability, revenue or expense is identifiable and directly related to the Company, it is reflected in the accompanying financial statements. Certain balances in these financial statements are related to functions, such as facilities, corporate management and human resources that are jointly shared with Intagio and are therefore included as the result of allocations. These allocations have been made based on a reasonable allocation methodology which includes primarily revenue or headcount based allocations.

Use of Estimates - The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes thereto. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, depreciation and amortization, allocation of shared expenses from Intagio, contingencies and allocation of system deficits expressed in Trade Units. Actual results could differ from these estimates.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of accounts receivable. The exposure to credit risk for receivables is associated with the nonperformance of members in fulfilling their obligations. The Company performs ongoing credit evaluations of its customers and does not require collateral from customers. The Company reserves for accounts which are considered at risk for collection.

Accounts receivable - The Company extends credit to its customers in the normal course of business. The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of accounts to estimate allowances for potential credit losses. Invoices are aged based on contractual terms with the customer. In certain situations, the Company’s management cannot ascertain that collectibility is viable at the time of sale and will establish a reserve against the receivable. The provision for doubtful accounts is recorded as a contra revenue based on the Company’s analysis of the collection risk of each customer. Each customer is assigned a risk category based on historical collections. Based on this risk category, the Company reserves a percentage of the outstanding receivable from each customer, ranging from 5% to 100%. Losses are written off against this allowance when the collectibility of an account is in question. The Company’s allowance for accounts receivable as of December 31, 2006 was $383,878.

Property and equipment - Property and equipment specifically identified as Company related are stated at cost. This consists mainly of computer equipment. Depreciation related to specific Company assets is computed using the straight-line method over the estimated useful life of the assets of 3 years. Assets not specifically related to the Company activities are not allocated to the Company, however depreciation related to these assets is allocated to expense as part of allocated overhead. Depreciation expense directly related to assets recorded on the financial statements was $1,296 for the year ended December 31, 2006.

Note 2 - Summary of Significant Accounting Policies (continued):

Goodwill and Intangible Assets - Goodwill and other intangibles are stated at cost less accumulated amortization in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). The Goodwill originated from the purchase of certain entities which resulted in the customers and assets included in the Agreement. Goodwill is not amortized but will be reviewed periodically for impairment. Intangible assets represent primarily an acquired customer list which was fully amortized by September 2006 over the useful life of 5 years. For the year ended December 31, 2006, there was no impairment charged to goodwill based on management’s impairment test.

Income Taxes - For purposes of these carved out financial statements, the Company has allocated income tax expense using the separate return basis. The Company utilizes the liability method of accounting for income taxes as required by Statement of Financial Accounting Standards Board 109, Accounting for Income Taxes (“SFAS 109”). Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred Revenue - Customer advances and amount billed in excess of revenue recognized are recorded as deferred revenue.

Revenue Recognition - Revenue from various cash fees charged for transaction and monthly membership fees are recognized when persuasive evidence of an arrangement exists, the subject transaction has occurred or a cycle period has ended, the charges are fixed and determinable, and no major uncertainty exists with respect to collectibility.

Revenue from membership fees are typically recognized on a monthly basis during the term of the agreement. Service fees are recognized when a trade transaction between members is completed (goods or services traded), the Company receives documentation of the transactions, and the cash fees are determined to be collectible.

Transactions that involve the exchange of goods or services for other goods or services are accounted for in accordance with APB 29 and the interpretations contained in EITF 93-11 and 99-17. Accordingly, transactions are recorded at the carrying amount of goods or services exchanged, which is typically zero, as the fair values of the goods or services exchanged lack readily determinable fair values within reasonable limits as there is no history of receiving cash in similar transactions, and therefore the earnings process has not been completed.

When goods or services are sold to customers in cash transactions, the Company will recognize revenue related to the transaction when it is completed (goods or services traded), the Company receives documentation of the transactions, and the fees are determined to be collectible.

Stock Based Compensation - On January 1, 2006, Intagio adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the financial statements for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. Under the prospective method of adoption the Company will account for all grants from date of adoption using SFAS 123(R).  The Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) will continue to apply for all grants issued prior to the adoption. In accordance with SFAS 123(R) previous pro-forma disclosures required under SFAS 123 will no longer be provided.

Note 2 - Summary of Significant Accounting Policies (continued):

Compensation expense in accordance with SFAS 123(R) for Intagio options granted in 2006 to the Company employees was less than $1,000 and was not recorded as it was not material. Outstanding Intagio options granted to the Company’s employees expired unexercised 60 days subsequent to the termination of the employees after the consummation of the Company sale transaction described in Note 6.

Intagio uses the Black-Scholes option pricing model to value its options issued.  The expected life computation is based on historical exercise patterns and post-vesting termination behavior. The riskfree interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.  The Company will continue to recognize stock based compensation under SFAS 123(R) on a straight-line basis. Because stock-based compensation expense is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company did not have stock-based compensation arrangements with non-employees.

Recent Accounting Pronouncements - In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of whether it is more likely than not that a tax position will be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. FIN 48 also provides guidance on the recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company does not expect that the new standard will result in significant effect to the financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value and enhance disclosures about fair value measurements. The measurement and disclosure requirements are effective beginning in the first quarter of fiscal 2008. The Company does not expect SFAS No. 157 to have a significant impact on the financial statements.

Note 3 - Commitments and contingencies:

In the normal course of business, the Company is exposed to legal proceedings, claims and litigation. None of these matters are expected to have a material adverse effect on the financial position or operating results.

The Company has also entered into various lease agreements with certain lessors. The leases contained escalation provisions, which in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, (“SFAS 13”) are expensed ratably over the term of the lease. Deferred rent for escalating leases for the year ended December 31, 2006 was not material.

Note 4 - Income Taxes:

For purposes of these carved out financial statements, the Company has allocated income tax expense using the separate return basis. The Company recognizes deferred income taxes and liabilities for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. It then establishes a valuation allowance to reduce the deferred income tax assets to the level at which the Company believes it is more likely than not that the tax benefits will be realized. Realization of the tax benefits associated with deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) future taxable income that will result from the reversal of existing taxable temporary differences and (2) future taxable income generated by future operations. Income taxes payable or receivable which would result from the Company’s operations would be included in the Parent’s tax returns and are therefore included in the net investment of Parent.

The effective tax rate for the year ended December 31, 2006 was approximately 40%. The effective tax rate approximates the statutory rate as there are no permanent differences related to the taxable assets or liabilities or valuation allowances required.

Note 5- System deficits:

As mentioned in Note 1, Intagio operates a non-monetary (barter type) market (“Exchange”). These Exchange Members provide goods and services in exchange for a private currency known as Trade Units. Intagio administers the Exchange through the use of computerized double-entry accounting system, which records debits to Members’ accounts when purchases are made and corresponding credits to the accounts of those Members making the sales. Members receive a Form 1099 from the exchange for the dollar value of sales made during the year.

From time to time, Members with net debit balances are unable to fulfill their commitments to provide goods or services to the Exchange. These circumstances result in an out-of-balance condition known as a system deficit. Per the exchange agreement, neither Intagio nor the Company are liable for system deficits. The Company Exchange Members had a combined system deficit of TU 21,282,462 at December 31, 2006.

Note 6 - Subsequent events:

On July 25, 2007, The Intagio Group, Inc. entered into a sale transaction as a result of an Asset Purchase Agreement (the “Agreement”) with a third party which had an effective closing date of August 1, 2007. Under the Agreement, the third party purchased from Intagio specified assets, member accounts and operations referred to as the Commercial Trade Exchange Business. As a result of the transaction, the member balances and resulting system deficit balance related to these accounts were also transferred.

COMMERCIAL TRADE EXCHANGE BUSINESS
INTERIM FINANCIAL STATEMENTS
Six Months Ended June 30, 2007
(Unaudited)

COMMERCIAL TRADE EXCHANGE BUSINESS
Balance Sheets
(Unaudited)

	June 30,
	2007	2006
ASSETS
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $496,384 in 2007 and $324,934 in 2006	$119,267	$244,787

Total current assets	119,267	244,787

Property and equipment, net of accumulated depreciation of $3,564 in 2007 and $2,268 in 2006	336	1,632

Other assets:
Goodwill	370,986	370,986
Intangibles, net	-	67,862
	370,986	438,848

	$490,589	$685,267

LIABILITIES AND NET INVESTMENT OF PARENT

Current liabilities:
Accrued expenses and other liabilities	$25,741	$28,769
Deferred revenue	23,623	25,745

Total current liabilities	49,364	54,514

Commitments and contingencies

Net investment of Parent	441,225	630,753

	$490,589	$685,267

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Statements of Income and Expense
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Revenues:
Membership fees	$199,585	$207,585
Service fees	450,100	646,410
Other revenues	56,850	82,791
	706,535	936,786

Operating expenses:
Employee related	268,411	305,493
Consulting and outside services	30,672	43,923
Telecommunication and technology	104,835	106,628
Office expense	39,797	66,076
Amortization of intangibles	-	144,354
Facilities	91,806	87,723
	535,522	754,197

Income from operations	171,013	182,589

Other income and (expense):
Interest expense	(2,568)	(5,094)
Other income	26,783	22,906
	24,215	17,812

Income before income taxes	195,228	200,401

Provision for income taxes	77,000	80,000

Net income	$118,228	$120,401

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$118,228	$120,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	648	648
Amortization of intangibles	-	144,354
Changes in operating assets and liabilities:
Accounts receivable, net	105,770	101,975
Accrued expenses and other liabilities	(384)	11,979
Deferred revenue	(2,037)	7,003

Net cash provided by operating activities	222,225	386,360

Cash flows from financing activities:
Reduction in net investment of Parent	(222,225)	(386,360)

Net cash used in financing activities	(222,225)	(386,360)

Cash, Beginning and End of Period	$-	$-

The accompanying notes are an integral part of these financial statements.

COMMERCIAL TRADE EXCHANGE BUSINESS
Notes to Financial Statements
June 30, 2007
(Unaudited)

Note 1 - General Information:

The Commercial Trade Exchange Business (“the Company”) represents a substantial majority of customers of the “Intagio Trading Network,” (“Network”) which is a unit of The Intagio Group, Inc. (“Intagio” or the “Parent”). The information contained in the accompanying financial statements represents carved out financial information based on certain Network member relationships, account balances and accounts receivable as defined in the definitive agreement for the sale of the Commercial Trade Exchange Business assets and operations dated July 25, 2007 (“the Agreement”). These financial statements have been prepared from Intagio’s historical accounting records and are presented on a carved out basis to include historical financial position, results of operations and cash flows applicable to the Company. Accordingly, the net investment of Parent is presented in lieu of stockholders’ equity.

Intagio operates a market for non-monetary (barter type) transactions (“Exchange”). The Exchange is an unincorporated association of businesses and professionals (“Members”) who have joined together by means of contractual agreements amongst themselves and the Exchange. The Exchange is a business resource for enterprises aiming to increase their market share by trading goods and services. An Exchange Member can procure goods, services or advertising and pay for these goods with Trade Units (“TU”) acquired from the trade of its own goods and services. The Company generates revenues from cash based service fees, membership fees, and product sales related to the exchange of goods and services from the Network Members defined in the Agreement.

The Network accounts for all non-monetary activity using Trade Units. A TU is nominally equivalent to one US dollar, and for US tax purposes is deemed to be equivalent to one US dollar. The Company does not record TU activity in its financial statements, and only records transactions that are realized into US dollars. Trade Unit balances generated by the Company customers in favor of Intagio were not included in the sale of the Company per the Agreement and remained with Intagio, thus these balances have not been included for disclosure purposes.

The Company is a significant component of Intagio and as such, has not operated independently. Many of the Company’s management and operational functions are shared with Intagio and expenses related to these shared functions have been allocated as described in Note 2, therefore the financial statements may not be indicative of the Company’s standalone performance.

As more fully described in Note 6, the Company was sold to a third party in July 2007.

The accompanying unaudited financial statements have been prepared from the Company’s records without audit and, in the opinion of management, include all necessary adjustments necessary to present fairly the financial position as of June 30, 2007 and 2006, the results of operations (which consist of normal recurring items) and cash flows for the six months ended June 30, 2007 and 2006. The results of operations for the six months ended June 30, 2007 and 2006 are not necessarily indicative of the results to be expected in the entire fiscal year.

Note 1 - General Information (continued):

Certain information and disclosures normally included in the notes to the annual financial statements prepared in accordance with the accounting principles generally accepted in the United States of America have been omitted from these interim financial statements.

Accordingly, these interim financial statements should be read in conjunction with the annual financial statements and notes thereto.

Note 2 - Summary of Significant Accounting Policies:

Basis of Accounting - The accompanying financial statements are presented in conformity with U.S. generally accepted accounting principles and accounting practices commonly used in the industry. The financial statements of the Company at June 30, 2007 and 2006 were derived from the financial statements of Intagio at those dates. The financial statements include certain allocations and adjustments necessary for a fair presentation. Management believes that the allocations are made on a consistent and reasonable basis; however, the financial statements may not necessarily reflect the financial position of the Company if it had been a separate, standalone entity during the periods presented. The net investment of Parent represents the net investment in equity of the Company by Intagio. The current period change of the net investment of Parent balance is primarily related to the Company’s current year net income and transactions with Intagio.

Allocation Methodology - To the extent that an asset, liability, revenue or expense is identifiable and directly related to the Company, it is reflected in the accompanying financial statements. Certain balances in these financial statements are related to functions, such as facilities, corporate management and human resources that are jointly shared with Intagio and are therefore included as the result of allocations. These allocations have been made based on a reasonable allocation methodology which includes primarily revenue or headcount based allocations.

Use of Estimates - The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes thereto. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, depreciation and amortization, allocation of shared expenses from Intagio, contingencies and allocation of system deficits expressed in Trade Units. Actual results could differ from these estimates.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of accounts receivable. The exposure to credit risk for receivables is associated with the nonperformance of members in fulfilling their obligations. The Company performs ongoing credit evaluations of its customers and does not require collateral from customers. The Company reserves for accounts which are considered at risk for collection.

Accounts receivable - The Company extends credit to its customers in the normal course of business. The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of accounts to estimate allowances for potential credit losses. Invoices are aged based on contractual terms with the customer. In certain situations, the Company’s management cannot ascertain that collectibility is viable at the time of sale and will establish a reserve against the receivable. The provision for doubtful accounts is recorded as a contra revenue based on the Company’s analysis of the collection risk of each customer. Each customer is assigned a risk category based on historical collections. Based on this risk category, the Company reserves a percentage of the outstanding receivable from each customer, ranging from 5% to 100%. Losses are written off against this allowance when the collectibility of an account is in question. The Company’s allowance for accounts receivable as of June 30, 2007 and 2006 was $496,384 and $324,934, respectively.

Note 2 - Summary of Significant Accounting Policies (continued):

Property and equipment - Property and equipment specifically identified as Company related are stated at cost. This consists mainly of computer equipment. Depreciation related to specific Company assets is computed using the straight-line method over the estimated useful life of the assets of 3 years. Assets not specifically related to the Company activities are not allocated to the Company, however depreciation related to these assets is allocated to expense as part of allocated overhead. Depreciation expense directly related to assets recorded in the financial statements was $648 for the six months ended June 30, 2007 and 2006.

Goodwill and Intangible Assets - Goodwill and other intangibles are stated at cost less accumulated amortization in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). The Goodwill originated from the purchase of certain entities which resulted in the customers and assets included in the Agreement. Goodwill is not amortized but will be reviewed periodically for impairment. Intangible assets represent primarily an acquired customer list which was fully amortized by September 2006 over the useful life of 5 years. For the six months ended June 30, 2007 and 2006, there was no impairment charged to goodwill based on management’s impairment test.

Income Taxes - For purposes of these carved out financial statements, the Company has allocated income tax expense using the separate return basis. The Company utilizes the liability method of accounting for income taxes as required by Statement of Financial Accounting Standards Board No. 109, Accounting for Income Taxes (“SFAS 109”). Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred Revenue - Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

Revenue Recognition - Revenue from various cash fees charged for transaction fees and monthly membership are recognized when persuasive evidence of an arrangement exists, the subject transaction has occurred or a cycle period has ended, the charges are fixed and determinable and no major uncertainty exists with respect to collectibility.

Revenue from membership fees are typically recognized on a monthly basis during the term of the agreement. Service fees are recognized when a trade transaction between members is completed (goods or services traded), the Company receives documentation of the transactions, and the cash fees are determined to be collectible.

Note 2 - Summary of Significant Accounting Policies (continued):

Revenue Recognition (continued) - Transactions that involve the exchange of goods or services for other goods or services are accounted for in accordance with APB 29 and the interpretations contained in EITF 93-11 and 99-17. Accordingly, transactions are recorded at the carrying amount of goods or services exchanged, which is typically zero, as the fair values of the goods or services exchanged lack readily determinable fair values within reasonable limits as there is no history of receiving cash in similar transactions, and therefore the earnings process has not been completed.

When goods or services are sold to customers in cash transactions, the Company will recognize revenue related to the transaction when it is completed (goods or services traded), the Company receives documentation of the transactions, and the fees are determined to be collectible.

Stock Based Compensation - On January 1, 2006, Intagio adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the financial statements for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. Under the prospective method of adoption the Company will account for all grants from date of adoption using SFAS 123(R).  The Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) will continue to apply for all grants issued prior to the adoption. In accordance with SFAS 123(R) previous pro-forma disclosures required under SFAS 123 will no longer be provided.

Compensation expense in accordance with SFAS 123(R) for Intagio options granted during the six months ended June 30, 2007 and 2006 to the Company’s employees was not recorded as it was not material. Outstanding Intagio Options granted to the Company’s employees expired unexercised 60 days subsequent to the termination of the employees after the consummation of the Company sale transaction described in Note 6.

Intagio uses the Black-Scholes option pricing model to value its options issued.  The expected life computation is based on historical exercise patterns and post-vesting termination behavior. The riskfree interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.  The Company will continue to recognize stock based compensation under SFAS 123(R) on a straight-line basis. Because stock-based compensation expense is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The Company did not have stock-based compensation arrangements with non-employees.

Recent Accounting Pronouncements - In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of whether it is more likely than not that a tax position will be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. FIN 48 also provides guidance on the recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for fiscal years beginning after December 15, 2006. The Company does not expect that the new standard will result in significant effect to the financial statements.

Note 2 - Summary of Significant Accounting Policies (continued):

Recent Accounting Pronouncements (continued)  - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value and enhance disclosures about fair value measurements. The measurement and disclosure requirements are effective beginning in the first quarter of fiscal 2008. The Company does not expect SFAS No. 157 to have a significant impact on the financial statements.

Note 3 - Commitments and contingencies:

In the normal course of business, the Company is exposed to legal proceedings, claims and litigation. None of these matters are expected to have a material adverse effect on the financial position or operating results.

The Company has also entered into various lease agreements with certain lessors. The leases contained escalation provisions, which in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, (“SFAS 13”) are expensed ratably over the term of the lease. Deferred rent for escalating leases for the six months ended June 30, 2007 and 2006 was not material.

Note 4 - Income Taxes:

For purposes of these carved out financial statements, the Company has allocated income tax expense using the separate return basis. The Company recognizes deferred income taxes and liabilities for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. It then establishes a valuation allowance to reduce the deferred income tax assets to the level at which the Company believes it is more likely than not that the tax benefits will be realized. Realization of the tax benefits associated with deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) future taxable income that will result from the reversal of existing taxable temporary differences and (2) future taxable income generated by future operations. Income taxes payable or receivable which would result from the Company’s operations would be included in the Parent’s tax returns and are therefore included in the net investment of Parent.

The effective tax rate for the six months ended June 30, 2007 was approximately 39% as compared to approximately 40% for the same period ended in 2006. The effective tax rate approximates the statutory rate as there are no permanent differences related to the taxable assets or liabilities or valuation allowances required.

Note 5- System deficits:

As mentioned in Note 1, Intagio operates a non-monetary (barter type) market (“Exchange”). These Exchange Members provide goods and services in exchange for a private currency known as Trade Units. Intagio administers the Exchange through the use of computerized double-entry accounting system, which records debits to Members’ accounts when purchases are made and corresponding credits to the accounts of those Members making the sales. Members receive a Form 1099 from the exchange for the dollar value of sales made during the year.

From time to time, Members with net debit balances are unable to fulfill their commitments to provide goods or services to the Exchange. These circumstances result in an out-of-balance condition known as a system deficit. Per the exchange agreement, neither Intagio nor the Company are liable for system deficits. The Company Exchange Members had a combined system deficit of TU 20,805,847 and TU 21,599,136 at June 30, 2007 and 2006, respectively.

Note 6 - Subsequent events:

On July 25, 2007, The Intagio Group, Inc. entered into a sale transaction as a result of an Asset Purchase Agreement (the “Agreement”) with a third party which had an effective closing date of August 1, 2007. Under the Agreement, the third party purchased from Intagio specified assets, member accounts and operations referred to as the Commercial Trade Exchange Business. As a result of the transaction, the member balances and resulting system deficit balance related to these accounts were also transferred.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

INTRODUCTION

The unaudited pro forma combined condensed balance sheet includes the historical accounts of ITEX at April 30, 2007 and Commercial Trade Exchange Business subsequently referred to as “CTEB” at June 30, 2007, and gives effect to the acquisition of CTEB and its related financings, including borrowings of $0.3 million to fund the acquisition and the issuance of $1.137 million of secured promissory notes.

The unaudited pro forma combined condensed balance sheet as of April 30, 2007 has been prepared as if the acquisition had occurred on April 30, 2007. The unaudited pro forma combined condensed statements of operations for the year ended July 31, 2006 and for the nine months ended April 30, 2007 include the historical operations of ITEX and CTEB and give effect to the acquisition and related financings as if they had occurred at the beginning of each period presented.

The unaudited pro forma combined financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined condensed statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma combined condensed financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma combined condensed financial statements are qualified in their entirety and should be read in conjunction with our historical financial statements and accompanying notes included in our annual report on Form 10-KSB for the year ended July 31, 2006, our quarterly report on Form 10-QSB for the three and nine month periods ended April 30, 2007, and with the audited financial statements of CTEB for the year ended December 31, 2006 and the reviewed financial statements as of and for the six-month period ended June 30, 2007.

The CTEB acquisition has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired have been recorded at their estimated fair values as of April 30, 2007. The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired. Depending on the outcome of that valuation, the preliminary purchase price allocation could change.

The following unaudited pro forma combined condensed balance sheet and statement of operations should be read in conjunction with the “Notes to Unaudited Pro Forma Combined Condensed Financial Statements” presented below and the historical financial statements included elsewhere or incorporated by reference.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of April 30, 2007
(In thousands, except par value)

	ITEX	CTEB (h)	Combined		Pro-Forma Adjustments	Pro-Forma Combined
ASSETS
Current assets:				(a)	$300
Cash and cash equivalents	$1,655	$-	$1,655	(b)	(2,000)	$(45)
Accounts receivable, net	807	120	927	(c)	17	944
Prepaid expenses	245	-	245		-	245
Loans and advances	97	-	97		-	97
Deferred tax asset	509	-	509		-	509
Notes receivable - corporate office sales	190	-	190		-	190
Other current assets	22	-	22		-	22
Total current assets	3,525	120	3,645		(1,683)	1,962

Property and equipment, net	142	-	142		-	142
				(f)	(371)
Goodwill	1,721	371	2,092	(c)	1,517	3,238
Deferred tax asset, net of current portion	3,477	-	3,477		-	3,477
Membership list	1,039	-	1,039	(c)	1,484	2,523
Notes receivable - corporate office sales, net of current portion	730	-	730		-	730
Other long-term assets	99	-	99		-	99
Total assets	$10,733	$491	$11,224		$947	$12,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts and other expenses payable	$77	$-	$77	(a)	$300	$377
Commissions payable to brokers	332	-	332		-	332
Accrued commissions to brokers	1,036	-	1,036		-	1,036
Accrued expenses	379	26	405	(f)	(26)	379
Deferred revenue	100	24	124	(f)	(24)	100
Advance payments	128	-	128		-	128
Current portion of notes payable	-	-	-	(d)	547	547
Total current liabilities	2,052	50	2,102		797	2,899

Long-term liabilities:
Notes payable, net of current portion	-	-	-	(d)	591	591
Other long-term liabilities	22	-	22		-	22
Total Liabilities	2,074	50	2,124		1,388	3,512

Commitments and contingencies

Stockholders’ equity:
Common stock	179	-	179		-	179
Additional paid-in capital	29,007	-	29,007		-	29,007
Unearned stock compensation	(154)	-	(154)		-	(154)
Accumulated deficit	(20,373)	441	(19,932)	(g)	(441)	(20,373)
Total stockholders' equity	8,659	441	9,100		(441)	8,659
Total liabilities and stockholders’	$10,733	$491	$11,224		$947	$12,171

The accompanying notes are an integral part of these financial statements.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED
APRIL 30, 2007
(In thousands, except per share amounts)

	ITEX - Nine Months Ended April 30, 2007	CTEB - Six Months Ended June 30, 2007	CTEB - Three Months Ended December 31, 2006	Combined		Pro-Forma Adjustments	Pro-Forma Combined
Revenue:
Marketplace revenue	$3,265	$707	$403	$4,375	(j)	$(81)	$4,294

Costs and expenses:
Cost of Marketplace revenue	2,270	-	-	2,270		-	2,270
Salaries, wages and employee benefits	338	268	138	744		-	744
Selling, general and administrative	156	268	151	575		-	575
Depreciation and amortization	78	-	-	78	(i)	185	263
	2,842	536	289	3,667		185	3,852

Income from operations	423	171	114	708		(266)	442
					(j)	3
Other income (expense):					(k)	(58)
Net interest	26	(3)	(3)	20	(l)	(19)	(54)
Gain on sale of offices, net	-	-	-	-		-	-
Gain on extinguishment of debt	-	-	-	-		-	-
Other	-	27	-	27	(j)	(27)	-
	26	24	(3)	47		(101)	(54)

Income before income taxes	449	195	111	755		(367)	388
Income tax expense (benefit)	189	77	44	310	(m)	(154)	156

Net income	$260	$118	$67	$445		$(213)	$232

Net income per common share:
Basic	$0.01	-	-	-		-	$0.01
Diluted	$0.01	-	-	-		-	$0.01

Average common and equivalent shares:
Basic	17,611	-	-	-		-	17,611
Diluted	17,966	-	-	-		-	17,966

The accompanying notes are an integral part of these financial statements.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED
JULY 31, 2006
(In thousands, except per share amounts)

	ITEX	CTEB	Combined		Pro-Forma Adjustments	Pro-Forma Combined
Revenue:
Marketplace revenue	$14,657	$1,744	$16,401	(j)	$(141)	$16,260

Costs and expenses:
Cost of Marketplace revenue	10,382	-	10,382		-	10,382
Salaries, wages and employee benefits	1,298	582	1,880		-	1,880
Selling, general and administrative	1,361	600	1,961		-	1,961
				(j)	(212)
Depreciation and amortization	275	212	487	(i)	247	522
	13,316	1,394	14,710		35	14,745

Income from operations	1,341	350	1,691		(176)	1,515
				(j)	10
Other income (expense):				(k)	(71)
Net interest	15	(10)	5	(l)	(25)	(81)
Gain on sale of offices, net	17	-	17		-	17
Gain on extinguishment of debt	81	-	81		-	81
Other	4	34	38	(j)	(34)	4
	117	24	141		(120)	21

Income before income taxes	1,458	374	1,832		(296)	1,536
Income tax expense	(1,975)	149	(1,826)	(m)	(124)	(1,950)

Net income	$3,433	$225	$3,658		$(172)	$3,486

Net income per common share:
Basic	$0.19	-	-		-	$0.19
Diluted	$0.18	-	-		-	$0.19

Average common and equivalent shares:
Basic	18,430	-	-		-	18,430
Diluted	18,623	-	-		-	18,623

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(a)	On August 1, 2007, in order to partially fund the acquisition of CTEB, ITEX borrowed $0.3 million on its line of credit with U.S. Bank.

(b)	Reflects the use of cash in the acquisition of CTEB as if the acquisition occurred on April 30, 2007.

(c)	Components of the estimated purchase price and the estimated allocation thereof are as follows:

(In thousands)
Cash	$2,000
Notes payable	1,138
Total Purchase Price	$3,138

Accounts receivable, net	$137
Customer relationships	1,484
Goodwill	1,517
Total Assets Acquired	$3,138

(d)	Reflects issuance of Senior Subordinated Secured Promissory Note of ITEX Corporation to the stockholders of The Intagio Group, Inc.

(e)	Reflects assumption of unearned revenue of certain CTEB members.

(f)	Represents the elimination of CTEB’s certain assets and liabilities transferred to The Intagio Group, Inc. and not assumed in connection with the merger.

(g)	Represents the elimination of CTEB’s additional paid-in capital and accumulated deficit as a result of the application of purchase accounting.

(h)	The balance sheet presented for CTEB is as of June 30, 2007. Due to the difference in fiscal year ends for ITEX and CTEB, the closest balance sheet date available was June 30, 2007.

(i)	Represents amortization of customer lists. Customer lists are amortized over estimated lives of six years.

(j)	Represents the elimination of certain income and expenses of The Intagio Group, Inc. which will not be ongoing after the acquisition.

(k)	Represents interest expense related to the issuance of Senior Subordinated Secured Promissory Notes.

(l)	Represents interest expense related to the $0.3 million line of credit advance with U.S. Bank.

(m)	Represents income tax expense associated with pro-forma adjustments at the effective rate of 42%.